CONSENT OF NETHERLAND, SEWELL & ASSOCIATES

                      NETHERLAND, SEWELL & ASSOCIATES, INC.

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


            As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to all references to our firm included in or made a part of the Registration Statement on Form SB-2 of Westside Energy Corporation (SEC file no. 333-131411) and in the prospectus to which the registration statement relates.

                                  NETHERLAND, SEWELL & ASSOCIATES, INC.

                                  By: /s/ C.H. Rees III
                                      ------------------------
                                      C.H. (Scott) Rees III
                                      President and Chief Operating Officer


Dallas, Texas
July 24, 2006